UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☒	Definitive Proxy Statement

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Tri-State 1st Banc, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRI-STATE 1ST BANC, INC.

P. O. Box 796

East Liverpool, Ohio 43920

Notice of Annual Meeting of Shareholders

to be held April 16, 2003, at

Adrian’s Banquet Center

Calcutta, Ohio

Dear Tri-State 1st Banc, Inc. Shareholder:

You are cordially invited to attend the 2003 Annual Meeting of the Shareholders of Tri-State 1st Banc, Inc., an Ohio corporation (“1st Bank”), on Wednesday, April 16, 2003. The meeting will be held at Adrian’s Banquet Center at 48745 Calcutta-Smith Ferry Road, Calcutta, Ohio, at 7:00 P.M. Whether or not you will attend the Annual Meeting of the Shareholders, I urge you to immediately sign and return the enclosed Proxy in the envelope provided casting your vote on these important issues.

You are being asked to consider and vote on the following proposals:

1.	To elect three (3) Class 1 Directors each for a term of three (3) years to serve until the year 2006, or until the next meeting of Shareholders called for the purpose of electing Class 1 Directors. All three (3) of the current Class 1 Directors have been nominated for re-election.

2.	To ratify the appointment of S. R. Snodgrass, A.C., as 1st Bank’s independent certified public accountants for the fiscal year ended December 31, 2003.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on March 5, 2003 has been fixed as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

East Liverpool, Ohio

March 13, 2003

Keith R. Clutter, Secretary

YOUR VOTE IS IMPORTANT

Please complete, sign, date and return the enclosed proxy so that your shares will be represented at the meeting. If you choose to attend the meeting, you may revoke your proxy and personally cast your votes.

TRI-STATE 1st BANC, INC.

P. O. BOX 796

EAST LIVERPOOL, OHIO 43920

2003 Annual Meeting

PROXY STATEMENT

Proxies, Solicitation and Voting

This Proxy Statement is furnished to the Shareholders (“Shareholders”) of Tri-State 1st Banc, Inc. (“1st Bank”) in connection with the solicitation by the 1st Bank management, by order of the Board of Directors, of proxies (“Proxies”) for use at the Annual Meeting of Shareholders to be held on April 16, 2003, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The proxy statement for the 2003 Annual Meeting of Shareholders has been mailed to shareholders on March 13, 2003 along with 1st Bank’s Annual Report to Shareholders for the fiscal year ended December 31, 2002.

The enclosed Proxy is for use at the Annual Meeting if a Shareholder is unable to attend the Annual Meeting in person or wishes to have his shares of common stock, no par value, of 1st Bank (the “Common Stock”) voted by Proxy even if he attends the Annual Meeting. The Proxy may be revoked by the person giving it at any time before it is exercised, on notice to the Secretary of 1st Bank by executing and delivering a Proxy having a later date, or by such persons appearing at the Annual Meeting and electing to vote in person. All shares of Common Stock of 1st Bank represented by valid Proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted at the Annual Meeting. The execution of a Proxy will in no way affect a Shareholder’s right to attend the Annual Meeting and vote in person.

The election of the Class 1 Directors and the appointment of S. R. Snodgrass A.C. as 1st Bank’s auditors require the affirmative vote of a majority of votes cast, at a meeting that the holders of a majority of the outstanding Common Stock are present in person or by proxy. Abstentions and broker non-votes will be included in determining the number of shares present at the Annual Meeting of Shareholders but will not be included in determining the number of votes cast and as a result will not be considered in determining the outcome of the vote.

Holders of Common Stock of record at the close of business on March 5, 2003, (the “Record Date”) will be entitled to vote at the Annual Meeting and at any adjournment thereof. At the close of business on the Record Date, 1st Bank had 913,883 shares of Common Stock outstanding. In the election of Class 1 Directors, and in deciding all other questions presented at the Annual Meeting of Shareholders, each Shareholder will be entitled to one vote for each share of Common Stock held.

The cost of soliciting Proxies will be borne by 1st Bank. In addition to the use of the mails, Proxies may be solicited by personal contact or telephone. If applicable, banks, brokers, nominees and fiduciaries will be required to forward the soliciting material to the principals and obtain authorization for the execution of Proxies. 1st Bank will, upon request, reimburse banks, brokers and other institutions, nominees and fiduciaries for their expenses in forwarding Proxy material to the principals.

ELECTION OF DIRECTORS

[Proposal No. 1]

The persons named in the accompanying Proxy will vote for the election of the nominees named below as Class 1 Directors, unless otherwise directed by the Shareholders giving Proxies. All nominees are now Class 1 Directors and all have consented to be named and to serve if elected. The Code of Regulations of 1st Bank provide that the number of Directors to be elected at the Annual Meeting of the Shareholders will be determined by the Board of Directors. The number of Directors has been fixed at nine, divided into three equal Classes of three: Class 1, Class 2 and Class 3. The current term of the Class 1 Directors expires at this Annual Meeting and three Class 1 Directors are to be elected at the Annual Meeting, each for a three year term.

Provided a quorum is present, Class 1 Directors will be elected by the affirmative vote of not less than a majority of all shares present in person or represented by Proxy at the Annual Meeting. At each meeting of Shareholders for the election of Directors at which a quorum is present, the persons receiving the greatest number of votes shall be deemed elected Directors. Any Shareholder may cumulate his votes at an election of Directors upon fulfillment of the conditions prescribed in Section 1701.55 of the Ohio Revised Code, or any similar statute which may hereafter be enacted. Such Section generally requires that a Shareholder desiring to cumulate voting give advance notice in writing at least 48 hours before the Annual Meeting of his or her desire that the voting at the Annual Meeting be cumulative and that announcement of the giving of such notice be at the commencement of the Annual Meeting. Upon fulfillment of these notice requirements, each Shareholder has the right to cumulate the voting power he or she possesses and to give one candidate as many votes as the number of Directors to be elected multiplied by the number his or her votes equals, or to distribute his or her votes on the same principle among two or more candidates as he or she sees fit.

The Proxy solicited hereby cannot be voted for the election of a person to fill a directorship for which no nomination has been duly made.

Nominations for election to the Board of Directors may be made by any Shareholder entitled to vote for the election of Directors. Any such nomination shall contain the following information: (i) the name and address of the proposed nominee; (ii) the principal occupation of the nominee; (iii) the total number of shares of Common Stock that to the knowledge of the nominating Shareholder will be voted for the proposed nominee; (iv) the name and residential address of each nominating Shareholder; (v) the number of shares of Common Stock owned by the nominating Shareholder; (vi) the total number of shares of Common Stock that to the knowledge of the nominating Shareholder are owned by the proposed nominee; and (vii) the signed consent of the proposed nominee to serve on the Board, if elected. Such nomination shall be delivered to the Secretary of 1st Bank not later than the opening of business at the Annual Meeting.

Nominations not made in accordance herewith may be disregarded by the chairperson of the meeting, and upon the chairperson’s instructions the vote tellers may disregard all votes cast for each such nominee. If, at the time of the Annual Meeting of Shareholders, any of the nominees named in the Proxy Statement should be unable or decline to serve as a Class 1 Director, the Proxies are authorized to be voted for such substitute nominee or nominees as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve as a Class 1 Director.

Set forth below are the names of the nominees for election to the Board of Directors as Class 1 Directors and certain information furnished by such nominees to 1st Bank concerning themselves. The persons named below will be nominated for election to serve until the 2006 Annual Meeting of the Shareholders. It is the intention of the persons named in the Proxy to vote “For” the election of these three (3) nominees.

Nominees for the Class 1 Directors

Name	Age	Positions and Offices Held at 1st Bank and Subsidiaries	Director Since	Present and Principal Occupation for last five years
William E. Blair, Jr.	68	Director of 1st Bank, 1st National and Gateminder	1991	President of Bill Blair Inc. (oil & gas exploration)

Stephen W. Cooper	59	Director of 1st Bank and 1st National	1989	President of Cooper Insurance Agency (general insurance)

Marvin H. Feldman	57	Director of 1st Bank and 1st National	1987	Partner in The Feldman Agency (general insurance)

Recommendation

The Board of Directors recommends that the Shareholders vote “For” the proposal. Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or abstention is specified.

Identification of Other Directors and Executive Officers

The following persons are (i) current Directors of 1st Bank who are serving as either Class 2 Directors, whose terms expire in 2004, or Class 3 Directors, whose terms expire in 2005, and/or (ii) executive officers of 1st Bank and 1st National Community Bank (“1st National”).

Name	Age	Positions and Offices Held at 1st Bank and Subsidiaries	Director Since	Present and Principal Occupation for last five years
Class 2 Directors

Keith R. Clutter	59	Director of 1st Bank, and 1st National	1987	President and CEO of 1st National; Secretary of 1st Bank and Gateminder

Timothy G. Dickey	41	Director of 1st National by appointment	2002	Chairman and CEO of D.W. Dickey & Son, Inc. (construction material)

Name	Age	Positions and Offices Held at 1st Bank and Subsidiaries	Director Since	Present and Principal Occupation for last five years
Class 2 Directors (continued)

John P. Scotford, Sr.	74	Director of 1st Bank and 1st National	1987	Chairman-McBarscot Company (real-estate and automobile dealer)
Class 3 Directors

J. Robert Berg	50	Director of 1st Bank and 1st National	2002	President of Richardson Monuments, Inc. (monument retailing)

Charles B. Lang	63	Director of 1st Bank, 1st National and Gateminder	1987	President of 1st Bank and Gateminder, Chairman of 1st National

John C. Thompson	76	Director of 1st Bank and 1st National	1987	Chairman of The Hall China Company (pottery manufacturer)
Other Executive Officers
Name	Age	Positions and Offices Held at 1st Bank and Subsidiaries		Present and Principal Occupation for last five years

Kevin Anglemyer	38	Chief Financial Officer of 1st Bank, 1st National and Gateminder		Chief Financial Officer since 1998, CPA

Roger D. Sanford	54	Vice President of 1st National		Vice President and Branch Administrator of 1st National since 1992

R. Keith Broadbent	59	Vice President of 1st National		Vice President of 1st National since 1995

Steven A. Mabbott	46	Vice President of 1st National		Vice President & Loan Department Manager of 1st National since 1994

Vickie L. Owens	41	Vice President of 1st National		Vice President of Data Processing of 1st National since 1991

Board of Director and Committee Meetings

During 2002, the Board of Directors of 1st Bank held eight regular meetings of the Board. 1st Bank has no standing audit, nominating, compensation or other committees of the Board of Directors. The Director’s of 1st Bank also serve as the entire Board of Directors of 1st National, a wholly-owned subsidiary of 1st Bank. 1st National maintains an audit, nominating and compensation committee. All of 1st Bank’s Directors attended at least 75% of its Board meetings except Directors Feldman and Scotford who attended five and two of the eight meetings, respectively.

In 2002 there were twelve meetings of the Board of Directors of 1st National. All of 1st National’s Directors attended at least 75% of its Board meetings except Directors Feldman and Dickey who attended seven and two of the twelve meetings, respectively. Director Dickey was appointed to the Board of Directors in November of 2002.

EXECUTIVE COMPENSATION

The following table reflects the compensation paid by 1st National during 2002, 2001 and 2000 for services in all capacities by the Chairman. No employee received an annual salary and bonus in excess of $100,000. More specific information regarding compensation is provided in the notes accompanying the tables.

Summary Compensation Table

Name and Position	Year	Annual Salary (A)	Compensation Bonus (A)
Charles B. Lang	2002	$87,645	$2,613
Chairman	2001	85,779	2,127
	2000	75,748	7,584

(A)	Amounts shown include all cash compensation earned and received by the named executive officer.

Options/SAR Grants/Incentive Plans

1st Bank has in place two stock option plans, the 1997 Stock Option Plan and the 2001 Stock Option Plan. Under the 1997 Option Plan all shares eligible for distribution have been granted. A committee is chosen by the Board of Directors of 1st National comprised of Directors but not including any executive officers of either 1st Bank or 1st National for the purpose of awarding options to purchase Common Stock of 1st Bank to deserving Officers and Directors. Under the 2001 Option Plan, there are 48,125 shares of 1st Bank stock eligible for distribution. For the year 2002, no options were granted.

The following table describes each exercise of stock options and SARs during the year 2002 by the named executive officer of 1st National and 1st Bank under the 1997 stock option plan approved by shareholders:

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
Name	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End (#) Exercisable/ Unexercisable
Charles B. Lang	6,050	$46,740	10,395/0	$11,616

There are no other stock option or stock appreciation rights plans, nor are there any long-term incentive plans for employees of 1st Bank or 1st National.

Compensation of Directors

For the year 2002, no compensation was paid to any Directors of 1st Bank for their services to the holding company. No compensation was paid to Directors Lang and Clutter, who are compensated in their capacity as officers of 1st National. Compensation paid to each of the remaining seven outside Directors of 1st National was as follows: an annual retainer of $3,400 and $325 for each of the twelve Board and Executive Committee meetings attended (two outside Directors are assigned to each of the monthly Executive Committee meetings). For 2002, there were three Audit Committee meetings, comprising three outside directors and three Building Committee meetings, comprising four outside directors.

Employment Arrangements

1st Bank has not entered into any employment contracts with any of its executive officers, nor is there any arrangement, plan or agreement in effect between 1st Bank and any executive officer providing for compensation to be paid in the event of the resignation, retirement or termination of any such officer or in the event of a change in control of 1st Bank.

Security Ownership of Certain Beneficial Owners and Management

As of March 5, 2003, there were 913,883 shares of Common Stock outstanding and 72,195 stock options to purchase unissued shares of which all stock options are owned by current Directors and officers of 1st National. The following table sets forth information as of March 5, 2003, with respect to beneficial ownership of 1st Bank’s Common Stock by: (i) all persons known to 1st Bank to be considered to own beneficially more than five (5%) percent of its voting securities; (ii) all Directors and Director nominees of 1st Bank; and (iii) all of 1st Bank’s officers and Directors as a group. Unless otherwise stated, each person so named exercises or would exercise sole voting power and investment power as to the shares of Common Stock so indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class

J. Robert Berg P.O. Box 497 Lisbon, OH 44432	3,490(2)	*

William E. Blair, Jr. 13177 Beaver Springfield Road New Springfield, OH 44443	10,088(3)	1.02%

Keith R. Clutter 2642 Carter Street East Liverpool, OH 43920	9,731(4)	*

Stephen W. Cooper 933 Park Boulevard East Liverpool, OH 43920	4,837(5)	*

Timothy G Dickey 6278 Lisbon Canfield Road Lisbon, OH 44432	23,277(6)	2.36%

Marvin H. Feldman 932 Midway Lane East Liverpool, OH 43920	39,173(7)	3.97%

Charles B. Lang R. D. #1, Box 255 Chester, WV 26034	87,333(8)	8.86%

John P. Scotford, Sr. 40 The Ledges Poland, OH 44514	72,832(9)	7.39%

John C. Thompson 913 Park Boulevard East Liverpool, OH 43920	19,675(10)	2.00%

Kevin Anglemyer 126 Ambrose Drive Clinton, PA 15026	4,722(11)	*

R. Keith Broadbent 1321 Riverview Street East Liverpool, OH 43920	3,079(12)	*

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class

Roger D. Sanford 50621 Stagecoach Road East Liverpool, OH 43920	5,420(13)	*

Steven A. Mabbott 15792 Highland Drive East Liverpool, OH 43920	5,057(14)	*

Vickie L. Owens 545 Densmore Avenue East Liverpool, OH 43920	1,188(15)	*

All Directors and Executive Officers as a group	289,902	29.40%

*	Indicates that the percentage of shares beneficially owned does not exceed 1% of the class.

(1)	For the purposes of this table, shares are considered “beneficially” owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. A person is also considered to beneficially own shares that such person has the right to acquire within 60 days. In computing the percentage of ownership for each nominee, director and principal officer and the group, the shares covered by exercisable stock options held by such nominee, director, principal officer and group are deemed outstanding. In calculating the percentage of class owned, the total number of shares issued and outstanding have been increased to reflect the number of shares that would be outstanding.

(2)	Includes 1,815 shares owned of record, 916 shares in IRA accounts in the name of himself and spouse and 759 shares in corporate name.

(3)	Includes 2,732 shares owned of record, 3,437 shares owned in the name of his spouse and 3,919 stock options.

(4)	Includes 756 shares owned of record and 8,975 stock options.

(5)	Includes 918 shares owned of record and 3,919 stock options.

(6)	Includes 137 shares owned of record and 23,140 shares held in trust.

(7)	Includes 756 shares owned of record, 34,498 shares owned by himself, by his spouse and in corporate name, and 3,919 stock options.

(8)	Includes 7,562 shares owned of record, 125 shares owned by his spouse, 63,902 shares held by Trust and Co-Trustee and 15,744 stock options.

(9)	Includes 68,913 shares held in Trust by himself and his spouse and 3,919 stock options.

(10)	Includes 15,756 shares owned of record and 3,919 stock options.

(11)	Includes 274 shares owned of record and 4,448 stock options.

(12)	Includes 412 shares owned jointly with another person and 2,667 stock options.

(13)	Includes 363 shares owned of record and 5,057 stock options.

(14)	All 5,057 shares are by stock options.

(15)	All 1,188 shares are by stock options.

Section 16 (a) Beneficial Ownership Reporting Compliance

Under the federal securities laws, 1st Bank Directors, officers and persons holding more than ten percent (10%) of 1st Bank’s stock are required to report, within specified monthly and annual due dates, their initial ownership of Common Stock and all subsequent acquisitions, dispositions or other transfers of beneficial interests therein, if and to the extent reportable events occur which require reporting by such due dates. 1st Bank is required to describe in this Proxy Statement whether, to its knowledge, any person required to file such a report may have failed to do so in a timely manner. 1st Bank is not aware of any untimely filing.

Certain Relationships and Related Transactions

1st National extends credit to certain directors, officers and employees of 1st Bank and 1st National, as well as to members of their immediate families, in connection with mortgage loans, commercial loans, home equity lines of credit and both secured and unsecured installment loans.

1st Bank’s policy provides that all loans made to 1st Bank’s directors, officers and employees are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. As of December 31, 2002, total loans outstanding extended to directors and officers aggregated $1,341,026. 1st Bank believes that such loans do not involve more than the normal risk of collectibility or present other unfavorable features.

1st Bank entered into an agreement with Director Scotford on September 11, 2002 whereby Mr. Scotford and his spouse sold and then repurchased 55,131 shares of 1st Bank common stock held by Mr. Scotford and his spouse. The shares were purchased and resold at a price of $21.50 per share.

RATIFICATION OF S. R. SNODGRASS, A.C.

[Proposal No. 2]

The Board of Directors of 1st Bank has appointed S. R. Snodgrass as independent auditors to examine the financial statements of 1st Bank and its subsidiaries for the fiscal year ending December 31, 2003, and have directed that such appointment be submitted for ratification by the Shareholders at the Annual Meeting.

The affirmative vote of the majority of the shares represented at the Annual Meeting and entitled to vote is required for ratification. Management recommends that the appointment of S. R. Snodgrass be ratified by Shareholders.

Representatives of S. R. Snodgrass are expected to be present at the Annual Meeting. S. R. Snodgrass has represented 1st Bank since its formation and has represented 1st National since its charter was granted in 1987, serving the Board of Directors in that capacity for nearly 16 years.

The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the year-ended December 31, 2002. In addition, the Committee has discussed with S.R. Snodgrass, Statements on Auditing Standards No. 61, Communication with Audit Committee.

The Committee has received the written disclosures from S.R. Snodgrass, required by Independence Standards Board Standard No. 1 and discussed with S.R. Snodgrass, its independence from the Company.

At December 31, 2002, audit fees paid to S. R. Snodgrass for the Audit of the financial statements and for the required quarterly review of 1st Bank and its subsidiaries for the year 2002 were $41,169. Additionally, fees paid to S. R. Snodgrass for other services for the year 2002, including internal audit services were $40,939.

Based on the reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Recommendation

The Board of Directors recommends that the Shareholders vote “For” the proposal. Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or abstention is specified.

OTHER MATTERS TO COME BEFORE THE MEETING

[Proposal No. 3]

No other matters are intended to be brought before the Annual Meeting by 1st Bank, nor does 1st Bank know of any other matters to be brought before the Annual Meeting by others. If other matters properly come before the meeting, the persons named in the Proxy will vote the shares represented therein in accordance with the judgment of management on any such matters.

SHAREHOLDER PROPOSALS

Shareholders who desire to submit proposals at 1st Bank’s 2004 Annual Meeting of Shareholders must submit such proposals so that they are received by 1st Bank no later than November 14, 2003, in order to be considered for inclusion in 1st Bank’s Proxy materials for such meeting. Such shareholder proposals as well as any questions relating thereto, should be submitted to Tri-State 1st Banc, Inc., P. O. Box 796, East Liverpool, Ohio 43920, Attn: Secretary. Additionally, the Board appointed proxies will have discretionary authority to vote on any proposals by shareholders that are not intended to be mailed in 1st Bank’s proxy materials for the 2004 Annual Meeting of Shareholders, but are intended to be presented by the shareholders from the floor, unless notice of the intent to make such proposal is received at the address below on or before January 28, 2004.

GENERAL

Upon written request to 1st Bank by any Shareholder whose Proxy is solicited hereby, 1st Bank will furnish a copy of its Annual Report on Form 10-KSB for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, together with financial statements and schedules thereto, without charge to the Shareholder requesting the same. Requests should be directed to the attention of Keith R. Clutter, Secretary, P. O. Box 796, East Liverpool, Ohio 43920.

By Order of the Board of Directors

Keith R. Clutter

Secretary

PROXY CARD

Tri-State 1st Banc, Inc.

P. O. Box 796

East Liverpool, Ohio 43920

PLEASE CHECK THE APPROPRIATE SPACES BELOW

The undersigned hereby appoints Hazel C. Schreckengost, William M. Braslawsce and Nancy Thompson Cope, and each of them, each with the power to appoint a substitute, to represent the undersigned and to vote all of the shares of Common Stock in Tri-State 1st Banc, Inc. (“1st Bank”) held of record by the undersigned at the close of business on March 5, 2003, at the Annual Meeting of Shareholders of 1st Bank to be held at Adrian’s Banquet Center, 48745 Calcutta-Smith Ferry Road, Calcutta, Ohio, on Wednesday, April 16, 2003, at 7:00 P.M., and at any adjournment thereof.

A vote FOR the following proposals is recommended by the Board of Directors:

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR all proposals. Whether or not you are able to attend the meeting, you are urged to sign and mail the Proxy in the return envelope provided so that your stock may be represented at the meeting.

1.	ELECTION OF DIRECTORS

Election of the three (3) nominees listed below as members of 1st Bank’s Board of Directors as Class 1 Directors.

William E. Blair	FOR	AGAINST	ABSTAIN

Stephen W. Cooper	FOR	AGAINST	ABSTAIN

Marvin H. Feldman	FOR	AGAINST	ABSTAIN

2.	TO RATIFY the selection by the Board of Directors of S. R. Snodgrass, A.C., as 1st Bank’s independent certified public accountants for the 2003 fiscal year.

FOR	AGAINST	ABSTAIN

3.	Transaction of such other business as may properly come before the meeting or any postponement or adjournments thereof.

FOR	AGAINST	ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF 1ST BANK

Signature (s):

________________________________________________________     Date:_____________    No. of Shares:______________

________________________________________________________    _____________________________________________

(Please print or type name [s])                                                                                (Please print or type name[s])

NOTE: Sign exactly as your name(s) appear on your stock certificate. If shares of stock are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all such persons should sign. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or other authorized officer, and the corporate seal should be affixed thereto. If shares of stock are held of record by a partnership, the Proxy should be executed in partnership name by an authorized person. Executors or administrators or other fiduciaries who execute the Proxy for a deceased shareholder should give their full title. Please date the Proxy.